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                                  EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference and use of our report dated April 8, 2002, on the consolidated financial statements of Rurban Financial Corp. and Subsidiaries, in Rurban Financial Corp.'s Form 10-K for the year ended December 31, 2003, and in Rurban Financial Corp.'s Registration Statement on Form S-8 (SEC Registration No. 333-46989) pertaining to the Rurban Financial Corp. Stock Option Plan.


                                                /s/Crowe Chizek and Company LLC

                                                Crowe Chizek and Company LLC

South Bend, Indiana
March 26, 2004